UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 21, 2013
(Date of earliest event reported)

International Silver, Inc.
(Exact name of registrant as specified in its charter)

AZ	333-147712	86-0715596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5210 E. Williams Circle, Suite 700	85711
(Address of principal executive offices)	(Zip Code)

520-889-2040
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Silver is referred to herein as “we”, “our” or “us.

Item 1.01 Entry into a Material Definitive Agreement

Tucson, Arizona, February 22, 2013 (BUSINESS WIRE) -- International Silver, Inc. (OTCQB:ISLV) (“International Silver”) today announced it has signed a 2nd Amendment to its February 6, 2012 Convertible Note Purchase Agreement (the”Note”) with ISLV Partners, LLC (“ISLV Partners”) for additional gross proceeds of approximately $2,200,000.  Under the terms of the 2nd Amendment, ISLV Partners loaned an initial amount of $1,000,000 and shall have the right to loan an additional amount of up to $1,200,000 by April 15, 2013. The Note is convertible into International Silver’s common shares at $0.20 per share. In addition, International Silver issued to ISLV Partners a warrant to purchase 5,000,000 additional common stock shares at an exercise price of $0.40 per share, exercisable through February 21, 2016. Net proceeds from the loan will be used for working capital, exploration and corporate development purposes.

On February 22, 2013, we issued a press release regarding the 2nd Amendment (attached hereto as Exhibit 99.1)

Item 9.01 Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 22, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SILVER, INC.

Dated: February 22, 2013	By:	/s/ Harold R. Shipes
Harold R Shipes
Chief Executive Officer

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